Exhibit 3.87
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/16/2002
020453649 - 3547794
CERTIFICATE OF FORMATION
OF
SUNTERRA POIPU GP DEVELOPMENT, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
     FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Sunterra Poipu GP Development, LLC.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Executed on July 15, 2002.

/s/ Mark R. Williams
Mark R. Williams, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 10/07/2003
FILED 11:30 AM 10/07/2003
SRV 030645170 — 3547794 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA POIPU GP DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA POIPU GP DEVELOPMENT, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
SUNTERRA SCOTTSDALE DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Sunterra Poipu GP Development, LLC this 6th day of October 2003.

SUNTERRA DEVELOPER AND SALES HOLDING COMPANY a Delaware corporation
By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Its: Vice President

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
SUNTERRA SCOTTSDALE DEVELOPMENT, LLC
     SUNTERRA SCOTTSDALE DEVELOPMENT, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
     1. The name of the limited liability company is:
SUNTERRA SCOTTSDALE DEVELOPMENT, LLC.
     2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:
National Registered Agents, Inc.
9 East Loockerman Street, Suite 1B
Dover, Delaware 19901
County of Kent
Executed on: January 14, 2004.

/s/ Lori Knohl
Lori Knohl, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:45 PM 01/23/2004
FILED 12:32 PM 01/23/2004
SRV 040049820 — 3547794 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:11 PM 10/17/2007
FILED 07:11 PM 10/17/2007
SRV 071127858 — 3547794 FILE
CERTIFICATE OF AMENDMENT
OF
SUNTERRA SCOTTSDALE DEVELOPMENT, LLC
     1. The name of the limited liability company is SUNTERRA SCOTTSDALE DEVELOPMENT, LLC.
      2. The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is
DIAMOND RESORTS SCOTTSDALE DEVELOPMENT, LLC
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of         Sunterra Scottsdale Development, LLC this 16th day of October 2007.

By:	/s/ Frederick C. Bauman
Frederick C. Bauman
Authorized Person